Exhibit 10.2

PLAYERS NETWORK

INVESTOR’S RIGHTS AGREEMENT

December 17, 2010

INVESTOR’S RIGHTS AGREEMENT

THIS INVESTOR’S RIGHTS AGREEMENT (the “Agreement”) is made as of the 17th day of December 2010, by and among Players Network, a Nevada corporation (the “Company”), and Tice Capital, LLC, a Texas limited liability company (the “Investor”).

RECITALS

WHEREAS, the Investor is a party to the Series B Preferred Stock and Warrant Purchase Agreement of even date herewith by and between the Company and the Investor (the “Series B Agreement”), pursuant to which the Company shall sell and the Investor shall purchase up to $1,250,000 of Series B Preferred Stock of the Company (the “Series B Preferred”) and Warrants (the “Warrants”) exercisable for additional shares of Series B Preferred in the amount of up to 100% of the shares of Series B Preferred purchased by the Investor (the “Warrant Shares”).

WHEREAS, the obligation of the Investor to purchase the Series B Preferred and Warrants is conditioned upon, among other things, the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.             Registration Rights.  The Company covenants and agrees as follows:

1.1           Definitions.  For purposes of this Section 1:

(a)           The term “Act” means the Securities Act of 1933, as amended.

(b)           The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c)           The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(d)           The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(e)           The term “Registrable Securities” shall mean (i) shares of Series B Preferred, shares of Common Stock issued or issuable pursuant to the conversion of the Series B Preferred and Warrant Shares, and (ii) securities paid, issued or distributed with respect to or in any exchange for or in replacement of securities referred to in (i) hereof.

(f)           The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(g)           The term “Rule 144” shall mean Rule 144 under the Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(h)           The term “SEC” shall mean the Securities and Exchange Commission.

1.2           Request for Registration.

(a)           Subject to the conditions of this Section 1.2, if the Company shall receive at any time after three years after the date of this Agreement a written request from the Investor that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $5,000,000, then the Company shall use its commercially reasonable best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Investor requests to be registered in such written request; provided, that the initial filing of such registration statement shall occur no later than 90 days after receipt by the Company of such written request.

(b)           If the Investor intends to distribute the Registrable Securities covered by Investor’s request by means of an underwriting, Investor shall so advise the Company as a part of Investor’s request made pursuant to this Section 1.2.  In such event the right of the Investor to include the Registrable Securities in such registration shall be conditioned upon Investor’s participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein.  The Investor shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Investor).  Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise the Investor that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be limited to the number determined by the Investor and the underwriter. Neither the Company nor any of its security holders may include securities of the Company other than the Series B Preferred (or the common shares of the Company underlying such Series B Preferred) in a registration statement filed pursuant to this Section 1.2 or Section 1.4, without the prior written consent of the Investor which consent may be withheld by Investor in its sole and complete discretion.

(c)           Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)            in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;

(ii)            after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective;

(iii)           during the period starting with the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company has determined in good faith that a sale or distribution of Registrable Securities would adversely affect the offering relating to such Company-initiated registration and  the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

(iv)           if the Company gives notice within 30 days of receipt of the Investor’s written request pursuant to Section 1.2(a) that the Company intends to file a registration statement within 90 days and the Company continues to use reasonable commercial efforts to file such registration statement and have it declared effective, provided that the Company has determined in good faith that a sale or distribution of Registrable Securities would adversely affect the offering relating to such Company-initiated registration;

(v)            if the Investor proposes to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(vi)           if the Company shall furnish to Investor requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Investor, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period.

(d)           The Investor may, at any time prior to the effective date of a registration statement requested to be filed by the Investor pursuant to this Section 1.2 or Section 1.4, revoke its request to have the Registrable Securities included therein by providing written notice to the Company.

1.3           Company Registration.

(a)           If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Investor) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, or a registration relating to a corporate reorganization or transaction under Rule 145 of the Act), the Company shall, at such time, promptly (and in no event less than thirty (30) days prior to the anticipated filing date) give the Investor written notice of such registration.  Upon the written request of the Investor given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use its commercially reasonable best efforts to cause to be registered under the Act all of the Registrable Securities that the Investor requests to be registered on the same terms and conditions as the registration of the securities being offered by the Company or other holders of the Company’s securities.

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not the Investor has elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c)           Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Investor’s securities in such underwriting unless the Investor accepts the terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then, subject to the remaining provisions of this Section 1.3(c), only in such quantity as the underwriters determine in good faith will not materially jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities being offered other than by the Company that the underwriters determine in good faith is materially compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in good faith will not materially jeopardize the success of the offering. In the event that the underwriters determine that less than all of securities requested to be registered can be included in such offering, then the securities, including Registrable Securities, that are included in such offering shall be apportioned pro rata among the Investor and the holders of the other securities; provided, that, the Registrable Securities that are included in such offering shall make up at least the same relative percentage of the securities that are being registered in such offering as the securities being registered in such offering by the holders of the Series A Preferred Stock of the Company.

(d)           The Investor may withdraw its request for inclusion of Registrable Securities in a registration statement to be filed pursuant to this Section 1.3 by giving written notice to the Company of its intention to withdraw from such registration statement.

1.4           Form S-3 Registration.  In case the Company shall receive from the Investor a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Investor, the Company shall use its commercially reasonable best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Investor’s Registrable Securities as are specified in such request, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

(i)            if Form S-3 is not available for such offering by the Investor;

(ii)           if the Investor proposes to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(iii)          if the Company shall furnish to Investor requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Investor, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period;

(iv)          if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Investor pursuant to this Section 1.4; or

(v)           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(b)           If the Investor intends to distribute the Registrable Securities covered by the Investor’s request by means of an underwriting, the Investor shall so advise the Company as a part of the Investor’s request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a).  The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(c)           Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered within 60 days after receipt by the Company of such written request.  Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

1.5           Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, keep such registration statement effective until the distribution contemplated in the registration statement has been completed. Notwithstanding anything to the contrary contained herein, a registration statement shall not be deemed to be effected under this Section 1, if the continuous effectiveness of such registration statement is not maintained until the distribution contemplated in the registration statement has been completed;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)           furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, and amendments and supplements thereto, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)           use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)           notify the Investor at any time when a prospectus relating to any Registrable Securities is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)           prepare and file with the SEC an amendment or supplement to a registration statement or prospectus covering Registrable Securities, as then in effect, as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

(h)           notify the Investor after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC or other governmental authority suspending the effectiveness of a registration statement covering Registrable Securities or the initiation or threatening of any proceeding for that purpose and promptly use all reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(i)            notify the Investor after it shall receive notice or obtain knowledge thereof, with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(j)           use its commercially reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a registration statement covering Registrable Securities, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction;

(k)           notify the Investor of the time when a registration statement (or amendment thereto) covering any Registrable Securities has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(l)           notify the Investor of any request by the SEC or other governmental authority for the amending or supplementing of a registration statement covering any Registrable Securities or prospectus relating thereto or for additional information;

(m)         cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each securities exchange or trading system on which similar securities issued by the Company are then listed; and

(n)          provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration and use its best efforts to procure the cooperation of the Company’s transfer agent or The Depository Trust Company, as applicable, in settling any offering or sale of Registrable Securities.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time (and in no event in excess of 90 days), the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

(i)            materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(ii)           materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii)           require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

No more than one (1) such suspension may be initiated in any twelve (12) month period.

1.6           Information from Investor.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of the Investor that the Investor furnish to the Company such information regarding the Investor, the Registrable Securities, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Investor’s Registrable Securities.

1.7           Expenses of Registration.  All expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Investor (selected by the Investor in its sole discretion) shall be borne by the Company.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Investor (in which case the Investor shall bear such expenses), unless, in the case of a registration requested under Section 1.2, the Investor agrees to forfeit the right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Investor has learned of a material adverse change in the condition, business or prospects of the Company from that known to the Investor at the time of the Investor’s request and has withdrawn the request with reasonable promptness following the Investor’s discovery of such material adverse change, then the Investor shall not be required to pay any of such expenses and shall retain the Investor’s rights pursuant to Section 1.2.

1.8           Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless the Investor and the affiliates, officers, directors, managers, partners, stockholders, owners, employers, advisors, agents, legal counsel, accountants and other representatives for the Investor, any underwriter (as defined in the Act) for the Investor and each person, if any, who controls such underwriter or the Investor within the meaning of the Act or the 1934 Act, against any losses, claims, damages, costs (including, without limitation, attorneys’ fees and disbursements), expenses or liabilities (joint or several) (collectively, “Losses”) to which they may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws,  and the Company will reimburse each such Investor, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Loss or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Investor or underwriter or other aforementioned person, or any person controlling such Investor or underwriter, from whom the person asserting any such Losses purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Investor or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such Loss.

(b)           To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other person selling securities in such registration statement and any controlling person of any such underwriter or other seller, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will reimburse any person intended to be indemnified pursuant to this subsection 1.8(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.8(b) exceed the net proceeds from the offering received by the Investor.

(c)           Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d)           If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, cost, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, cost, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, cost, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by the Investor, when combined with any amounts paid by the Investor pursuant to Section 1.8(b), shall exceed the net proceeds from the offering received by the Investor.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)           The obligations of the Company and Investor under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.9           Reports Under the 1934 Act.  With a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)           furnish to the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail the Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.10           Termination of Registration Rights.  The Investor shall not be entitled to exercise any right provided for in this Section 1: (a) at such time as the Investor can sell all shares held by it in compliance with Rule 144 without restriction if the Investor is not an affiliate (as defined under Rule 144) of the Company or (b) at such time as the Investor can sell all shares held by it in any three (3)-month period without registration in compliance with Rule 144 if the Investor is an affiliate (as defined under Rule 144) of the Company.

1.11           Default Payment. If (a) any registration statement is not filed within the time periods specified herein, (b) any registration statement filed hereunder is not declared effective by the SEC within six (6) months following its initial filing, (c) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 under the Act within ten (10) business days of the date on which the Company is notified (orally or in writing, whichever is earlier) by the SEC that a registration statement will not be reviewed or is not subject to further review, or (d) after it has been declared effective, such registration statement or related prospectus ceases for any reason to be effective and available to the Investor as to all Registrable Securities to which it is required to cover for more than an aggregate of ten (10) business days ((in each case, except as specifically permitted herein) (each, a “Registration Default”)), then the Company shall make a special payment to the Investor in an amount equal to 5% per annum of the purchase price of the Series B Preferred, payable in cash. Special payments shall accrue from the date of the applicable Registration Default until such Registration Default has been cured, and shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 following such Registration Default to the Investor, until paid in full. Special payments shall be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may have occurred and be continuing.

2.             Covenants of the Company.

2.1           Right of First Offer.  Subject to the terms and conditions specified in this Section 2.1, the Company hereby grants to the Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined).

Each time the Company proposes to issue any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock, or any rights to purchase or subscribe for such securities (“Shares”), the Company shall first make an offering of such Shares to the Investor in accordance with the following provisions:

(a)           The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b)           By written notification received by the Company within twenty (20) calendar days after the giving of Notice, the Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by the Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).  The Company shall promptly, in writing, inform the Investor of the failure to exercise such rights by any other person who has similar rights.  During the ten (10) day period commencing after such information is given, the Investor may elect to purchase that portion of the Shares for which such persons were entitled to subscribe, but which were not subscribed for, that is equal to the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by the Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding)  bears to the total number of shares of Common Stock issued and held (assuming full conversion and exercise of all convertible and exercisable securities then outstanding), by all persons with similar rights and who wish to purchase some of the unsubscribed shares.

(c)           If all Shares that the Investor is entitled to obtain pursuant to subsection 2.1(b) are not elected to be obtained as provided in subsection 2.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.1(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investor in accordance herewith.

(d)           The right of first offer in this Section 2.1 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Company’s Board of Directors, (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities which are issued and outstanding as of the date of this Agreement, (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, approved by the Company’s Board of Directors, (iv) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common stock registered under the Act, or (v) the issuance and sale of Series B Preferred Stock pursuant to the Series B Agreement.  In addition to the foregoing, the right of first offer in this Section 2.1 shall not be applicable with respect to the Investor in any subsequent offering of Shares if (i) at the time of such offering, the Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors; provided, that in such event the Investor may, in its sole discretion, designate an entity, in which the Investor owns more than 50% of the equity interests and that is an “accredited investor,” to participate in such offering in the Investor’s place in accordance with this Section 2.1.

(e)           The rights provided in this Section 2.1 may not be assigned or transferred by the Investor separate and apart from the ownership of the Series B Preferred.

(f)           The covenants set forth in this Section 2.1 shall terminate and be of no further force or effect once the amount of Series B Preferred shares held by the Investor drops below 50% of the amount of Series B Preferred held by Investor immediately following the Closing Date (subject to adjustments required by the anti-dilution provisions contained herein and appropriate adjustments for stock splits, stock dividends, combinations, or the like).

2.2           Employee Hires.

(a)           Within ninety (90) calendar days following the Closing Date, the Company must hire either (i) an EVP of Sales, or (ii) two sales persons, previously approved by the Investor.

(b)           Within two hundred seventy (270) calendar days following the Closing Date, the Company must hire a Chief Financial Officer, who has been previously approved by the Investor.

(c)           Within one hundred eighty (180) calendar days following the Closing Date, the Company must hire a Vice President of Marketing, who has been previously approved by the Investor.

2.3           Increase in Authorized Number of Directors.  Upon the request of the Investor, the number of authorized members of the Company’s Board of Directors shall be increased from five (5) to seven (7).

2.4           Observer Rights.  As long as the Investor owns not less than 50% of the amount of Series B Preferred held by the Investor immediately following the Closing Date, (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), the Investor shall be entitled to have two representatives (who initially shall be Dominic Ianno and Evan Luck): (i) attend, in a nonvoting observer capacity, all meetings of the Board of Directors and (ii) receive, concurrently with the members of the Board of Directors and in the same manner, copies of all notices, minutes, consents and other materials that the Company provides to the Board of Directors; provided, however, that the Investor agrees to hold in confidence and trust and to act in a fiduciary manner, and shall cause such representatives and their officers, directors, managing members, employees and agents to hold in confidence and trust and to act in a fiduciary manner, with respect to all information provided pursuant to this Section 2.4; and, provided further, that the Board of Directors reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such representative is, or is affiliated with, a direct competitor of the Company.  The representatives may also be excluded from portions of a meeting of the Board of Directors if, in the good faith judgment of the Board of Directors, the representatives have a conflict of interest with respect to the issue or issues to be discussed.  The Company, at its sole discretion, shall reimburse the representatives for travel expenses incurred in attending Board of Director meetings, limited to reasonable levels consistent with the Company’s travel policies. The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon a Liquidation Event, as that term is defined in the Company’s Series B Preferred Stock Certificate of Designation (as amended from time to time).

2.5           Board Approval of Expenses.  Any Company expense in excess of One Hundred Thousand Dollars ($100,000) must be approved by the Board of Directors.

2.6           ScrollMotion, Inc.  The Company agrees to seriously consider engaging ScrollMotion, Inc. to develop its initial mobile applications for the Company on terms to be mutually agreed upon between the parties (the “Initial Engagement”), provided, however, that if the Company engages ScrollMotion, Inc. the minimum amount that the Company spends in connection with the Initial Engagement shall be not less than Fifty Thousand Dollars ($50,000).  In addition, for one year following the Initial Engagement, ScrollMotion, Inc. shall have the right of first refusal to develop and produce additional mobile applications for the Company, provided that ScrollMotion, Inc. is qualified to perform such work and will perform such work at a competitive price.

3.             Branded Television Opportunity.  If (i) the Company enters the Transaction described in Section 26 of the Term Sheet (the “Term Sheet”) between the Company and the Investor dated as of November 18, 2010 (the “Opportunity”), and (ii) the Investor purchases at the Subsequent Closing (as that term is defined in the Series B Agreement) for an aggregate purchase price of at least Two Hundred Fifty Thousand Dollars ($250,000) that number of Shares equal to Two Hundred Fifty Thousand Dollars ($250,000) divided by the Additional Investment Price and a warrant exercisable for an additional number of shares of Series B Preferred Stock equal to 100% of the shares of Series B Preferred Stock purchased on the Subsequent Closing Date at the Additional Warrant Price (the “Additional Warrant”), then the Company agrees to pay to the Investor annually an amount in cash equal to Twenty Percent (20%) of annual Adjusted Gross Revenues until the Investor has received an aggregate of Two Hundred Fifty Thousand Dollars ($250,000). Thereafter, the Company shall pay the Investor annually an amount in cash equal to Five Percent (5%) of such annual Adjusted Gross Revenues. “Adjusted Gross Revenues” shall mean total revenues actually received by the Company directly resulting from the Opportunity, less the Company’s (a) out-of-pocket production and distribution costs, (b) personnel costs for marketing and sales directly relating to or arising out of the Opportunity, and (c) costs of executives and managers directly related to and charged to the Opportunity.

4.             Miscellaneous.

4.1           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Nevada as applied to agreements among Nevada residents entered into and to be performed entirely within Nevada.

4.3           Counterparts.  This Agreement may be executed in two or more counterparts, including by PDF or facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5           Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5).

4.6           Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7           Entire Agreement; Amendments and Waivers.  This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

4.8           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

4.9           Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or agreement.  In the event of a breach by either party of any of its obligations hereunder, the other party, in addition to being entitled to exercise all rights granted by law or agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

COMPANY:

PLAYERS NETWORK

	By:	/s/ Mark Bradley
Mark Bradley,
Chief Executive Officer

Address:		1771 E. Flamingo Road, #202-A
Las Vegas, NV 89119

INVESTOR:

TICE CAPITAL, LLC

/s/ David Tice
David Tice,
Sole Member

Address:		10455 North Central Expressway, Suite 109
Dallas, Texas 75231